                                                                    EXHIBIT 10.5


                                LICENSE AGREEMENT


                  LICENSE AGREEMENT, made as of July 30, 1999, between Let's Talk Cellular and Wireless, Inc., a Florida corporation having its principal place of business at 800 Brickell Avenue, Suite 400, Miami, Florida 33131 ("LTCW"), and LetsTalk.com, Inc., a Delaware corporation having its principal place of business at 970 Chestnut Street, San Francisco, California 94109 ("LTCC").

                  WHEREAS, LTCW is the owner of the trademarks, service marks, trade dress, logos and domain names listed on Annex I hereto (the "LTCW Marks");

                  WHEREAS, LTCC is in the business of selling communications and computing products and services, and other consumer and business products and services (collectively, the "Products") via on-line or ecommerce activity (including but not limited to the Internet and any and all successors to the Internet) (the "Sales Channel"); (the definition of Products not to include any products which taken as a whole are: sexually-oriented; inconsistent with ethical business standards and practices; or primarily associated with illegal or criminal activities; or as to which reasonable people would regard as being immoral or unethical; or as subsequently mutually agreed upon by the parties);

                  WHEREAS, LTCC desires to hereby obtain a license, in connection with its sale of the Products through the Sales Channel, to use the LTCW Marks and content and other related materials developed by or for LTCW now, and/or such LTCW Marks and content and other related materials related to computing and/or communications products and/or services developed by or for LTCW in the future, including, without limitation, web pages, computer code, advertising materials, visual displays and editorial content (the "LTCW Content");

                  WHEREAS, LTCW is entering into this License Agreement for 6,600,000 shares of the Common Stock, $0.0001 par value, of LTCC;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. Licenses Granted. (a) LTCW, subject to the terms and conditions of this Agreement, grants to LTCC and LTCC hereby accepts from LTCW a worldwide, perpetual (subject to Section 5 hereof), fully paid-up, non-transferable, exclusive (even as against LTCW), royalty free right and license (the "Licenses") during the Term (as defined below) to: (1) use, modify, distribute (directly or indirectly), display, perform, reproduce, have reproduced, and create derivative works of the LTCW Content and (2) use the LTCW Marks and the goodwill associated therewith (collectively the LTCW Marks and the LTCW Content shall be referred to as the "LTCW Material") in connection with the sale of Products through the Sales Channel and to display such material in connection therewith on any LTCC site on the World Wide Web or any successor or other online or ecommerce presence (an "LTCC's Site"), as well as any promotion or advertising with respect to the operation of LTCC's business (it being understood that Annex I hereto shall (i) be updated, modified and supplemented from time to time as the parties hereto shall reasonably agree, for use in connection herewith and (ii) include all Updates). "Updates" shall mean all trademarks, service marks, trade dress, logos and domain names of

LTCW created or developed by or for LTCW existing now, or in the future as it relates to the Products, to the extent LTCW can grant licenses in such trademarks, service marks, trade dress, logos and domain names (provided that LTCW shall not license or use any of the foregoing that LTCW cannot license to
LTCC). All Updates shall be added to LTCW Marks. Subject to the provisions of this Agreement, LTCC may in connection with a partnership, alliance, joint venture, distribution, advertising or similar arrangement or the like that is directly related to LTCC's business, grant permission to such other party to use the "LETSTALK.COM" logo on such other party's website or other promotional materials as a hyperlink or to otherwise indicate the relationship between LTCC and the other party. LTCW will deliver, per LTCC's reasonable request, all embodiments of the LTCW Material to LTCC promptly after execution of this Agreement. LTCC shall have the right to sublicense its rights under the agreement subject to the terms and conditions hereof either (1) provided the sublicensee agrees to be bound to the terms of this Agreement for the benefit of LTCW (as a third party beneficiary) and provides the executed sublicense agreement to LTCW to review for compliance with the foregoing or (2) pursuant to a "short form" written agreement with the sublicensee of a form to be mutually agreed by the parties as quickly as possible.

                  (b) LTCW retains and reserves all rights in and to the LTCW Material not specifically and expressly granted hereunder.

                  (c) The Licenses apply to editorial text, advertisements, photographs, diagrams and illustrations of any kind. If the use of any LTCW Content requires consent from or payment to third parties under agreement existing prior to any threat or claim by such third parties and prior to provision of such content to LTCC, LTCW will use diligent efforts to assist LTCC in obtaining such consent at LTCC's sole cost. Upon either party becoming aware that any such consent or payment is required to be obtained, such party shall promptly notify the other party thereof.

                  (d) Other than specifically and expressly set forth herein, LTCW makes no representations or warranties to LTCC with respect to the LTCW Material and LTCC accepts the Licenses with such understanding.

                  (e) LTCC acknowledges that each of the LTCW Marks is a valid mark of LTCW and agrees not to challenge, contest or act in a manner inconsistent with LTCW's ownership of the LTCW Marks. Any rights that LTCC may now have or hereafter acquire in any of the LTCW Marks shall be promptly assigned to LTCW. LTCC shall have no rights of ownership in the LTCW Marks and no right to make any filing for registration of the LTCW Marks on its own behalf or in its own name without LTCW's prior written consent. LTCC's use of the LTCW Marks shall inure solely to the benefit of LTCW, and the good will appurtenant to the LTCW Marks shall belong exclusively to LTCW. LTCC shall assist and cooperate with LTCW in taking all such actions as LTCW may reasonably request from time to time in order to secure to LTCW all rights in the LTCW Marks. All rights in each of the LTCW Marks that are not hereby expressly granted by LTCW to LTCC are reserved to LTCW.

                  (f) As to the use of the LTCW Marks in connection with the offering by LTCC of any product or service currently offered by LTCW, any use of the LTCW Marks shall reasonably conform in all material respects or exceed the level of quality and service employed by LTCW. As to the use of LTCW Marks in connection with the offering by LTCC of any product or service not currently offered by LTCW, any use of the LTCW Marks shall reasonably conform in all material respects or exceed the level of quality and service employed by major marketers or manufacturers in that industry. In no event shall LTCC act to materially denigrate or diminish the value of the LTCW Marks. LTCC and LTCW shall only employ a high level of business standards and ethics in connection with which they are using the LTCW Marks; this includes, without limitation, not selling products or services excluded from the definition of Products by the parenthetical in the second whereas clause above. However, in no event will higher standards be applied to LTCC than are actually applied to any other licensee and followed by LTCW.

                  (g) Recognizing LTCC's interest in the continuing viability and reputation of the LTCW Marks, LTCW agrees that it will abide by its own standards and its quality and service shall reasonably conform in all material respects or exceed the level of quality and service employed by major marketers and manufacturers in its industries and in any event will not act to materially denigrate or diminish the value of the LTCW Marks.

                  (h) At LTCW's request, LTCC shall submit for LTCW's approval a sample or samples of LTCC's use or proposed use of an LTCW Mark to evaluate conformance to the appropriate level of quality hereunder.

                  (i) Insofar as LTCC desires to offer services not within the definition of Products, LTCC shall have the right to request that additional service or services be added to the definition of Products and LTWC shall promptly respond to such request. LTCW shall not unreasonably withhold its consent to the addition of such service.

                  (j) LTCC shall not have the right to modify any of the LTCW Marks, provided, however, that LTCC shall have the right to create and make any modifications to a logo consisting of the LETSTALK.COM mark, so long as the ".COM" portion of the mark is prominent in the logo, and the logo contains substantial design elements apart from the word mark itself. Any such modified marks shall be included as Updates.

         2. Copyrights and Trademarks. Each party shall promptly notify the other party if it becomes aware of any infringement of any copyright, trademark, service mark or trade dress included in the Licenses. LTCC shall assist LTCW in investigating or prosecuting any action against the infringing parties. For infringements within the scope of LTCC's exclusive license, LTCC shall have the first opportunity to bring, prosecute and settle any infringement, unfair competition and/or similar proceeding relating to the subject matter in which rights are granted by LTCW under this Agreement and provided LTCC pays all costs and legal fees, LTCC will recover all damage awards. If LTCC opts not to bring such action, LTCW may do so at its sole discretion. If LTCW brings such action, it will be entitled to recover all damage awards. Each party shall provide the other all assistance to the other in investigating or prosecuting any such action including but not limited to signing all documents and participating in the proceeding as a nominal party.

         3. Cessation of Maintenance of LTCW Marks. Nothing in this Agreement shall be construed as requiring the LTCW Marks to continue being maintained by LTCW, it being expressly understood that any of the LTCW Marks may be abandoned, discontinued, sold or otherwise disposed of by LTCW at any time. Sufficiently prior to any LTCW actions or inactions in connection with abandonment or discontinuance of such LTCW Marks, LTCW shall assign all right, title, and interest (including but not limited to all associated goodwill) in such LTCW Marks to LTCC. In the event that any LTCW Mark is sold or otherwise transferred to a third party, LTCW agrees and shall ensure that all of LTCC's rights under this Agreement shall continue in effect and LTCW shall ensure that such third party is bound in writing with respect to the foregoing.

         4. Exclusivity. (a) LTCW hereby agrees that during the term of this Agreement, it shall not license the LTCW Marks or assist or promote any other company that sells or intends to sell wireless products or services by means of the Internet or any successor inter-network computer system or otherwise via on-line or ecommerce channels. LTCW may, during the term of this Agreement, license the LTCW Marks or assist or promote any other company that sells or intends to sell wireless products or services by means of television or telephone so long as such other company does not sell or intend to sell wireless products or services by means of the Internet or any successor inter-network computer system or otherwise via on-line or ecommerce channels. LTCW shall not provide services to any other party similar to the services set forth in the Letter of Intent between LTCW and LTCC dated July 30, 1999. Notwithstanding anything to the contrary, LTCW may offer for sale in its stores and advertise (for in-store sale only) the products and services of any provider of Products that are available for sale at LTCW's stores.

         5. Term and Termination. (a) The term of this Agreement shall commence as of the date hereof and shall continue in perpetuity (the "Term"), unless otherwise terminated as provided herein. Either party may terminate this Agreement for cause if the other party has materially breached this Agreement and has not cured said breach within 30 days of receipt of specific written notice of the same, provided, however, that if the breaching party is using reasonable efforts to cure said breach during said 30 day period, it shall receive another 30 days, if requested, to cure such breach prior to termination. In the event of a dispute as to whether there has been a material breach or cure thereof, the Agreement will not be terminated until the dispute is finally resolved pursuant to the arbitration procedure set forth below and, if necessary, LTCC has failed to materially cure the breach within 30 days thereafter. If the breach cannot be cured, cessation of the offending activity will be deemed to be a cure of such breach without prejudice to the recover of damages pertaining to such breach; provided, however, that if an arbitrator determines that such party intentionally breached the Agreement, it may be terminated by the other party. Such dispute will be settled by arbitration (which arbitration shall be binding and enforceable in any court of competent jurisdiction for purposes of this Agreement only) in accordance with the rules of the American Arbitration Association (AAA). The arbitration will be conducted by a single arbitrator selected by the AAA in accordance with its rules. Each party will have five (5) days to present its case (presentation shall be made on a date selected by the arbitrator reasonably acceptable to the parties which shall be at least fifteen (15) and no more than thirty (30) days after selection of the arbitrator). The arbitrator shall have twenty (20) days from completion of such presentation to render its decision. Such arbitration shall be informal and need not conform to AAA or other established procedures but reasonable rules shall be determined by the arbitrator with the intention that the arbitration shall be completed and the decision rendered within sixty (60) days. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees.

                  (b) LTCW may terminate this Agreement (i) upon the acquisition of LTCC by a Competitor for an amount less than $350,000,000 (for avoidance of doubt, if LTCC is acquired by any Competitor (as defined below) for an amount in excess of $350,000,000 or if LTCC is acquired by a third-party other than a Competitor, this License Agreement shall remain in effect and the Licenses shall transfer to the acquiring party) (a "Competitor" shall mean any other "brick and mortar" retailer of cellular and wireless communication devices or services);
(ii)(A) if any voluntary or involuntary proceeding is commenced against LTCC or any of its material subsidiaries under any reorganization, bankruptcy, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction (and not dismissed within 120 days), (B) if LTCC or any of its material subsidiaries suffer any appointment of any custodian or the like for it or any substantial part of its assets (and not dismissed within 120 days) or (C) if LTCC or any of its material subsidiaries makes a general assignment for the benefit of creditors; (iii) if LTCC entirely ceases to use the LTCW Marks for the purpose of selling the Products through the Sales Channel for a period of greater than 180 days in any 18-month period.

                  (c) Upon termination or expiration of this Agreement, all rights granted to LTCC with respect to the LTCW Material shall immediately revert to LTCW. At such time, LTCC agrees to immediately discontinue all use of the LTCW Material and to destroy, or obscure or cover over the LTCW Marks on, all Products or other materials related thereto upon which any of the LTCW Marks have been affixed, and shall deliver a letter signed by a duly authorized officer of LTCC certifying compliance with such requirement. The foregoing will not prevent LTCC from taking appropriate action consistent with the remainder of this Agreement to sell off pre-existing inventory and orders that have been placed and otherwise meet its pre-existing commitments to customers and vendors provided that all use of the LTCW Marks shall cease within 120 days of termination.

                  (d) The following provisions will survive any termination or expiration of this Agreement: Sections 8, 10, and 11.

         6. Assignment. Neither LTCW nor LTCC shall assign this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, either party may assign this Agreement and the rights and obligations granted hereunder, in connection with any merger, consolidation, reorganization or restructuring, or the sale of substantially all of the assets or business or equity securities of such party. This Agreement shall inure to the benefit of and bind any successors or permitted assigns of each party.

         7. Representations and Warranties. (a) LTCC represents and warrants (i) that it is a corporation in good standing under the laws of Delaware with full power and authority to enter into and perform the terms and obligations of this Agreement and (ii) that its entry into this Agreement does not violate any agreement with any other party.

                  (b) LTCW represents and warrants (i) that it is a corporation in good standing under the laws of Florida with full power and authority to enter into and perform the terms and obligations of this Agreement and (ii) that its entry into this Agreement does not violate any agreement with any other party and (iii) LTCW is the sole owner of all rights, title and interest in the LTCW Marks and (iv) LTCW has not assigned, transferred, licensed, pledged or otherwise encumbered any LTCW Marks, (v) LTCW is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by the use of the LTCW Marks and, except as previously disclosed to LTCC in writing, the other LTCW Materials in the same manner as used by LTCW to date. LTCW shall, at the reasonable request of LTCC, provide any and all information available to LTCW with respect to the nature and extent of LTCW's rights in the LTCW Material.


         8. Indemnification. (a) LTCC shall indemnify LTCW and its employees and contractors and hold them harmless from and against any and all damages, costs (including reasonable attorneys' fees), and losses of any kind awarded to a third party by a final court judgment arising out of or relating to such third party claim or lawsuit relating to (i) LTCC's posting, publication or distribution of the LTCW Material (except with respect to claims that the LTCW Material, in the form originally delivered to LTCC by LTCW, infringed the copyright or trademark rights of a third party), or (ii) the breach of this Agreement, including the representations in Section 7(a) above, by LTCC, or
(iii) infringement of the copyright, trademark or other intellectual property rights or the defamation or libel of a third party by the LTCW Material in connection with the sale of LTCC's Products except for claims that the LTCW Material, in the form originally delivered to LTCC by LTCW, defamed or libeled a third party or infringed the copyright, trademark or other intellectual property rights of a third party; provided LTCC is promptly notified of any and all threats, claims and proceedings related thereto and LTCW furnishes to LTCC, on LTCC's request, information available to LTCW for such defense and LTCC has sole control over the defense and all negotiations for a settlement or compromise. LTCW shall not admit any such claim without prior consent of LTCC.

                  (b) LTCW shall indemnify LTCC and its employees and contractors and hold them harmless from and against any and all third party claims, damages, costs (including reasonable attorneys' fees), liabilities and losses of any kind arising out of or relating to (i) infringement of the copyright, trademark or other intellectual property rights, or the defamation or libel of a third party (except as exempted above) by the LTCW Material in the form originally delivered to LTCC by LTCW or (ii) the breach of this Agreement, including the representations and warranties in Section 7 above, by LTCW.

                  (c) Each party makes no express or implied warranties or representations to the other party with respect to LTCC's Site or any LTCC Product (including, without limitation, warranties of fitness, merchantability, non-infringement, or any implied warranties arising out of course of performance, dealing or trade usage unless otherwise expressly given, in writing, by LTCW).

                  (d) NEITHER LTCC, NOR LTCW AND ITS LICENSORS SHALL IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         9. Notices. All notices required or permitted to be given under this Agreement will be writing and shall be deemed given when delivered personally or sent by air mail or air courier to the parties at the following addresses:

                  If to LTCW:
                  800 Brickell Avenue, Suite 400
                  Miami, FL  33131
                  Attention:  Lazarus Rothstein, Esq.
                  with a copy to:
                  White & Case LLP
                  First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, FL  33131
                  Telefax:  305-358-5744
                  Attention:  Jorge Freeland, Esq.

                  If to LTCC:
                  970 Chestnut Street
                  San Francisco, CA  94109
                  Attention:  Delly Tamer
                  with a copy to:
                  Gunderson Dettmer et al.
                  155 Constitution Dr.
                  Menlo Park, CA  94025
                  Telefax:  650-321-2800
                  Attention:  Scott Dettmer, Esq.

or such other address as either party may hereinafter communicate in writing to the other in accordance with the provisions hereof.

         10. Confidential Information. (a) Each of LTCW and the LTCC hereby acknowledges and agrees that it will have access to, or become acquainted with, the Confidential Information of the other party. For the purposes of this Agreement, "Confidential Information" shall mean any information of LTCW or LTCC, respectively, which relates to the matters contemplated by this Agreement, including but not limited to the LTCW Material and any forecast or product related information (whether or not incorporated in whole or in part in other material), and whether or not developed by LTCW or LTCC, as the case may be, including, but not limited to pre-existing or new information. Confidential Information does not include any information that (i) is or becomes part of the public domain through no act or violation of any obligation on the part of LTCW in the case of LTCC's Confidential Information or LTCC in the case of LTCW's Confidential Information; (ii) is required to be disclosed by court order or operation of law or (iii) was acquired by LTCW in the case of LTCC's Confidential Information or by LTCC in the case of LTCW's Confidential Information, from a third party who did not acquire it under a confidential relationship directly or indirectly from the other party hereto.

                  (b) Each of LTCW and LTCC hereby acknowledges and agrees that the Confidential Information of the other party constitutes valuable trade secrets of such party.

Except as contemplated herein, each of LTCW and LTCC shall keep all Confidential Information of the other party in confidence and shall not, at any time during or after the term of this Agreement, without the prior written consent of such other party disclose or otherwise make available, directly or indirectly, any item of Confidential Information of such party to anyone. Each of LTCW and LTCC shall use the Confidential Information of the other party only in connection with the Agreement and for no other purpose.

         11. General. (a) Neither this Agreement nor any provision hereof may be amended or waived except in a writing signed by the party to be charged with such amendment or waiver.

                  (b) The failure by either party to insist upon strict performance of any of the terms of this Agreement, or a delay by either party in exercising any of its rights or remedies hereunder, will not constitute a waiver of such terms and conditions or of such rights or remedies, and no waiver of any right hereunder will be deemed a waiver of any other right.

                  (c) This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to its rules regarding choice or conflicts of law. Any controversy or claim arising out of or relating to this Agreement or the breach hereof or the subject matter of this Agreement, except for an action for injunctive relief, shall be settled by arbitration held in New York City in the state of New York in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any action for injunctive relief hereunder shall be submitted to the exclusive jurisdiction of the State and Federal courts in the State of New York. The parties agree that the service of any legal process issued by the above arbitrators or from said courts and delivered personally to a party hereto or sent by air courier, return receipt requested, addressed to the parties at the addresses herein above set forth shall be good and sufficient service to confer personal jurisdiction upon the parties in such arbitration or court.

                  (d) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior discussions, communications and agreements between them upon such subject between the parties. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 LETSTALK.COM, INC.


                                 By: /s/ Delly Tamer
                                    -------------------------------------------
                                       Delly Tamer,
                                       President and Chief Executive Officer


                                 LET'S TALK CELLULAR & WIRELESS, INC.


                                 By:
                                    -------------------------------------------


                                 Name:
                                      -----------------------------------------


                                 Title:
                                       ----------------------------------------


                      SIGNATURE PAGE TO LETSTALK.COM, INC.
                               LICENSE AGREEMENT

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 LETSTALK.COM, INC.


                                 By:
                                    -------------------------------------------
                                       Delly Tamer,
                                       President and Chief Executive Officer


                                 LET'S TALK CELLULAR & WIRELESS, INC.


                                 By: /s/ David H. Eisenberg
                                    -------------------------------------------


                                 Name: David H. Eisenberg
                                      -----------------------------------------


                                 Title: CEO
                                       ----------------------------------------


                      SIGNATURE PAGE TO LETSTALK.COM, INC.
                               LICENSE AGREEMENT

                                   LTCW MARKS

           Mark                    Application Date         Registration Date        Serial Number
           ----                    ----------------         -----------------        -------------
Let's Talk Cellular - for                                   January 11, 1994         1,816,762
  communications services

Let's Talk Cellular (special                                February 15, 1994        1,821,719
  logo) - for communications
  services

Let's Talk Cellular - for                                   October 31, 1995         1,931,056
  communications apparatus

Let's Talk Wireless - for          August 1994                                       Pending Service Mark
  communications services                                                            and Trademark
  and apparatus

Let's Talk - miscellaneous         December 1995                                     Pending Service Mark
  design (rainbow) - for                                                             and Trademark -
  communications services                                                            Serial No. 012,369
  and apparatus

Let's Talk - logo (as              December 1995                                     Pending Service Mark
  displayed on the Company's                                                         and Trademark -
  business cards) - for                                                              Serial No. 012,370
  communications services
  and apparatus

Let's Talk Cellular &              August 11, 1997                                   Pending Service and
  Wireless - for                                                                     Trademark
  communications services
  and apparatus

Peach - miscellaneous              November 24, 1995                                 Pending Service Mark -
  design for service                                                                 Serial No. 75-023,838
  provider for cellular
  services, phones and
  accessories

Wireless ToGo - for retail         May 16, 1996             August 12, 1997          2,087,304
  store services featuring
  cellular telephones and
  accessories

Cellular Unlimited                 January 13, 1997                                  Pending Trademark -
                                                                                     Serial No. 75-224,516